Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the ATYR PHARMA, INC. 2015 STOCK OPTION AND INCENTIVE PLAN and the ATYR PHARMA, INC. 2015 EMPLOYEE STOCK PURCHASE PLAN of our report dated March 20, 2018, with respect to the consolidated financial statements of aTyr Pharma, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

March 20, 2018